Exhibit 99.1
FOR IMMEDIATE RELEASE
JUNIPER CONTENT CORPORATION REPORTS THIRD QUARTER 2008 RESULTS
¡Sorpresa! Subscribers Increased 25% Year-over-Year
Television Network Revenue Grew 40% Year-over-Year
Continuing to Pursue Additional Financing and Strategic Alternatives
NEW YORK—November 14, 2008—Juniper Content Corporation (OTCBB: JNPC; “Juniper Content”) today announced its financial results for the quarter ended September 30, 2008. Juniper Content’s net sales for the third quarter of 2008 grew 8% to $675,764 as compared to net sales of $628,273 for the third quarter of 2007. Net loss for the quarter ended September 30, 2008 was $2.12 million, or $(0.38) per share, as compared to a net loss of $1.49 million, or $(0.27) per share for the quarter ended September 30, 2007. The increased loss was due primarily to a reduction in the benefit from income taxes of $604,348 and an increase in depreciation and amortization expense of $258,993 offset by a reduction in selling, general and administrative expenses of $405,136.
¡Sorpresa!, the Company’s 24/7 Spanish-language children’s television network and digital community, had approximately 1.171 million subscribers as of August 31, 2008, the most recently reported data, a gain of 25% from August 2007. During the quarter, ¡Sorpresa! experienced growth both in existing cable systems as well as new launches on more than 10 systems, including Austin, TX, San Francisco, CA, and Tampa, FL, for an average monthly subscriber growth rate of 2%. At the end of September 2008, however, ¡Sorpresa! was moved from basic carriage to the Hispanic Tier in communities in Dayton and Kettering, Ohio, resulting in a reduction of approximately 145,000 subscribers, based on preliminary estimates. ¡Sorpresa! is generally carried on Hispanic Tiers across America, and the cable operator in these systems concluded that the population of Hispanics in these two specific markets, approximately 1.85%, did not support continued digibasic distribution. The Company believes that there are no other markets where similar circumstances exist at this time.
“We continue to make progress in establishing ¡Sorpresa!, the nation’s fastest growing Spanish-language children’s network, as the leading brand for Hispanic kids and their families,” commented Stuart B. Rekant, Chairman and CEO of Juniper Content Corporation. “We are pleased with the recently announced facility transactions that reduced our operating expenses, eliminated our debt, and enables management to focus our efforts on the continued growth of ¡Sorpresa! and its digital community. We ended the third quarter with $1.6 million in cash, and, despite the current challenging capital market environment, continue to conduct active discussions to secure additional financing to fund our growth and operations and pursue other potential strategic alternatives. ¡Sorpresa! remains a unique and expanding vehicle for advertisers to access the dynamic Hispanic youth market.”
Third quarter 2008 Television Network sales increased 40% from the third quarter of 2007, equaling $427,381, or 63% of total revenue. Advertising revenue increased 309% from the third quarter of 2007 and ¡Sorpresa! subscription revenue increased 25% from the third quarter of 2007 through growth of the Company’s subscriber base. Third quarter 2008 Network Operations revenue decreased approximately 26% from the third quarter of 2007 to $238,149, or 35% of revenues, due to the loss of a client that was not replaced in 2008. Production Services revenue, while only a minimal contributor to revenue, increased from last year’s level due to efforts to enhance the facility’s competitive position.
Pursuant to the previously announced facility transactions, revenue associated with Network Operations and Production Services ceased as of November 1, 2008. Investors can review Juniper Content’s detailed historical pro forma statements of operations and balance sheet information for periods ended June 30, 2008 and prior that exclude results of these lines of business in Juniper Content’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2008.
Non-GAAP Measures
Since Juniper Content merged with privately held Firestone Communications, Inc. (“Firestone”), Juniper Content’s historical results for the nine months ended September 30, 2007 do not include the results of operations of Firestone for the period preceding the January 19, 2007 acquisition date. As such, reported results for the nine months ended September 30, 2008 are not comparable with results for the nine months ended September 30, 2007. To provide a basis for comparison, in addition to reported results for the nine months ended September 30, 2008, Juniper Content is presenting unaudited Non-GAAP combined results for 2008 and 2007 as if the merger with Firestone had been consummated as of January 1, 2007. Non-GAAP combined information is the arithmetic combination of the historical results of Firestone and Juniper Content for the nine months ended September 30, 2007.
About Juniper Content Corporation
Juniper Content is a media and entertainment company focused on branded content services in high growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first Hispanic children’s television network and digital community. The Company plans to build on ¡Sorpresa!‘s status in Hispanic children’s programming to secure a significant position in the expanding US Hispanic media marketplace and to acquire niche content providers to allow the Company to participate in the accelerating growth of digital media in the general media marketplace.
¡Sorpresa! is offered on Cablevision, Charter, Comcast, NCTC, Cox, Time Warner, Verizon FiOs and in Puerto Rico on Liberty Cablevision, Choice Cable TV and OneLink. ¡Sorpresa! content is also available through third party multi-platforms, including MobiTV, the provider of Spanish language video services to Alltel Wireless, AT&T and Sprint, and Brightcove, the exclusive broadband video player on SorpresaTV.com.
Juniper Content Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and future performance of Juniper Content Corporation. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Juniper Content’s business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Juniper Content Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that Juniper Content files from time to time with the Securities and Exchange Commission. Juniper Content is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact:
Lippert/Heilshorn & Associates
Keith Lippert/Carolyn Capaccio
(212) 838-3777
(tables follow)

Juniper Content Corporation
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,553,611	$5,251,163
Accounts receivable, net	303,842	232,621
Programming rights	215,588	153,392
Prepaid expenses and other current assets	270,223	150,348

Total current assets	2,343,264	5,787,524

Long term assets:
Programming assets, net	27,194	19,591
Property and equipment, net	2,421,238	2,715,515
Restricted cash	95,043	94,092
Intangible assets, net	8,008,379	10,160,342
Goodwill	157,166	157,166
Other assets	57,495	57,495
Programming rights long term	300,811	125,644

Total assets	$13,410,590	$19,117,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,264,539	$1,190,158
Deferred revenue	71,964	44,847
Programming obligations	243,490	177,642
Income taxes payable	—	38,803

Total current liabilities	1,579,993	1,451,450
Long term liabilities:
Long-term debt, related party, net of debt discount of $288,623 and $356,092, respectively	2,710,055	2,642,585
Programming obligations	—	37,125
Deferred rent	19,174	9,199
Deferred tax liability, net	—	947,343

Total liabilities	4,309,222	5,087,702
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.0001 per share, 2,000 shares authorized, no shares issued
Series A Convertible Preferred stock, par value $.0001 per share, 3,000 shares authorized, 0 and 691 shares issued and outstanding, respectively	—	—
Common stock, par value $.0001 per share, 35,000,000 shares authorized, 5,618,127 shares issued and outstanding, respectively	562	562
Additional paid-in-capital	22,411,303	20,174,023
Accumulated deficit	(13,310,497)	(6,144,918)

Total stockholders’ equity	9,101,368	14,029,667

Total liabilities and stockholders’ equity	$13,410,590	$19,117,369

Juniper Content Corporation
Condensed Consolidated Statements of Operations

	For the Three	For the Three
	Months Ended	Months Ended
	September	September
	30, 2008	30, 2007
	(Unaudited)	(Unaudited)
Revenues	$675,764	$628,273
Expenses:
Operating cost of services	887,843	785,597
Selling, general and administrative (includes a non- cash impairment charge of $137,186 and $-0-, respectively)	1,095,859	1,500,995
Advertising	158,180	171,414
Depreciation and amortization	776,966	517,973

Loss from operations	(2,243,084)	(2,347,706)

Other income (expense):
Other income, net	—	34,571
Interest income	7,182	76,802
Interest expense	(59,974)	(37,641)

Total other income (expense)	(52,792)	73,732

Loss before benefit for income taxes	(2,295,876)	(2,273,974)

Benefit for income taxes	178,227	782,575

Net loss	$(2,117,649)	$(1,491,399)

Weighted average number of shares outstanding, basic and diluted	5,618,127	5,618,127

Loss per share, basic and diluted	$(0.38)	$(0.27)

Juniper Content Corporation
Condensed Consolidated Statements of Operations
Non-GAAP Basis
Unaudited
Non-Generally Accepted Accounting Principles (“Non-GAAP”) Basis Financial Information for the nine months ended September 30, 2008, compared to the Non-GAAP Basis Combined Financial information for the nine months ended September 30, 2007.

		Historical
		Juniper Content		Historical
	Historical	Corporation	(1)	Juniper Content
	Firestone	For the	Combined For	Corporation
	Nineteen	Period from	the Nine	For the Nine
	Days Ended	January, 20 to	Months Ended	Months Ended
	January	September	September	September
	19, 2007	30, 2007	30, 2007	30, 2008
Revenue	$116,692	$1,717,013	$1,833,705	$1,847,522
Expenses	224,704	8,090,944	8,315,648	9,808,675
Net loss	$(47,337)	$(3,981,510)	$(4,028,847)	$(7,165,580)

(1)	Represents on a Non-GAAP combined basis, the sum of the results of operations of Firestone for the nineteen days ended January 19, 2007 plus our consolidated results for the period ended September 30, 2007.
# # #